NEWS	Exhibit 99.1

Mark Graff
Group Vice President, IR & Finance
(813) 830-5311
Bloomin’ Brands Announces 2021 Q1 Financial Results and Strong Operating Margin Expansion
Q1 Diluted EPS of $0.63 and Adjusted Diluted EPS of $0.72
Q1 Comparable Restaurant Sales Growth of 4.1% at Outback Steakhouse and 3.3% Combined U.S.
U.S. Digital Revenue Increased 147% Versus 2020
Strengthening Second Quarter-to-Date Sales Trends

TAMPA, Fla., April 29, 2021 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the first quarter 2021 (“Q1 2021”) compared to the first quarter 2020 (“Q1 2020”).

CEO Comments
“The first quarter was a strong start to the year. We are well positioned to grow sales, and capture additional market share as the economic recovery continues,” said David Deno, Chief Executive Officer. “As a result of investments made over the last few years we are making great progress in growing off-premises sales, improving margins, and increasing cash flow as dining rooms reopen. Our sales momentum has continued through the first four weeks of the second quarter with U.S. comp sales up 12.6% on a two-year basis versus 2019.”

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted earnings (loss) per share attributable to common stockholders to Adjusted diluted earnings per share for the periods indicated:

	Q1
	2021	2020	CHANGE	Q1 2019 (1)
Diluted earnings (loss) per share attributable to common stockholders	$0.63	$(0.44)	$1.07	$0.69
Adjustments (2)	0.09	0.58	(0.49)	0.06
Adjusted diluted earnings per share (2)	$0.72	$0.14	$0.58	$0.75

___________________
(1)Presented for improved comparability.
(2)See Non-GAAP Measures later in this release.

First Quarter Financial Results

(dollars in millions)	Q1 2021	Q1 2020	CHANGE	Q1 2019 (1)
Total revenues (2)	$987.5	$1,008.3	(2.1)%	$1,128.1

Restaurant-level operating margin	18.8%	12.1%	6.7%	17.1%
Adjusted restaurant-level operating margin (3)	18.8%	12.5%	6.3%	17.1%

GAAP operating income (loss) margin	9.2%	(4.1)%	13.3%	7.3%
Adjusted operating income margin (3)	9.2%	2.7%	6.5%	7.8%
___________________
(1)Presented for improved comparability.
(2)Outback Steakhouse Brazil results are reported on a one-month lag and are presented on a calendar basis. Restaurant sales for Brazil during the first quarter of 2020 (through February 29, 2020) were not materially impacted by the COVID-19 pandemic.
(3)See Non-GAAP Measures later in this release.

•The decrease in Total revenues was primarily due to: (i) lower international comparable restaurant sales, (ii) the effect of foreign currency translation of the Brazil Real relative to the U.S. dollar and (iii) the net impact of restaurant closures and openings. The decrease in Total revenue was partially offset by higher U.S. comparable restaurant sales.

•Restaurant-level operating margin increased due to: (i) the impact of the COVID-19 pandemic during 2020, including relief pay, (ii) lower advertising expense, (iii) a reduction in prep labor hours, (iv) cost savings from our waste reduction initiatives and (v) reduced operating and utilities expenses. These increases were partially offset by incremental delivery related costs.

•GAAP operating income margin increased due to: (i) an increase in restaurant-level operating margin as described above, (ii) 2020 asset impairment charges and general and administrative expense related to the COVID-19 pandemic and (iii) the impact of restructuring and transformational initiatives during 2020, including severance and impairment charges. Charges related to the COVID-19 pandemic and restructuring and transformational initiatives were excluded from our 2020 Adjusted operating income margin.

First Quarter Comparable Restaurant Sales
The following table includes company-owned comparable restaurant sales for the first quarter ended March 28, 2021 as well as performance relative to fiscal year 2019 for improved comparability due to the impact of COVID-19:

	THIRTEEN WEEKS ENDED
	MARCH 28, 2021
	Comparable to 2019 (1)	Comparable to 2020
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	(5.8)%	4.1%
Carrabba’s Italian Grill	(0.6)%	8.9%
Bonefish Grill	(16.3)%	(2.9)%
Fleming’s Prime Steakhouse & Wine Bar	(15.0)%	(2.3)%
Combined U.S.	(7.3)%	3.3%
International
Outback Steakhouse - Brazil (2)(3)	(16.8)%	(21.4)%
_________________
(1)Represents comparable restaurant sales (decreases) increases relative to fiscal year 2019 for improved comparability due to the impact of COVID-19 on fiscal year 2020 restaurant sales.
(2)Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.
(3)Outback Steakhouse Brazil results are reported on a one-month lag and are presented on a calendar basis. Restaurant sales for Brazil during the first quarter of 2020 (through February 29, 2020) were not materially impacted by the COVID-19 pandemic.

Recent Sales Results - U.S.
Second quarter-to-date U.S. comparable restaurant sales results have continued to strengthen due to our sales building initiatives, easing of in-restaurant capacity restrictions, pent up consumer demand and additional stimulus.

The following tables include quarter-to-date U.S. company-owned comparable restaurant sales for the four-week period ended April 25, 2021 and weekly U.S. comparable average unit volumes for the periods indicated:

	Company Owned
FOUR WEEKS ENDED APRIL 25, 2021	Comparable to 2019 (1)	Comparable to 2020 (1)
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	13.3%	120.4%
Carrabba’s Italian Grill	18.6%	166.4%
Bonefish Grill	2.4%	289.3%
Fleming’s Prime Steakhouse & Wine Bar	16.5%	360.5%
Combined U.S.	12.6%	155.8%

FOUR WEEKS ENDED	APRIL 25, 2021 (1)	APRIL 28, 2019 (2)
Comparable restaurant average unit volumes (weekly):
U.S.
Outback Steakhouse	$79,150	$69,845
Carrabba’s Italian Grill	$66,498	$56,066
Bonefish Grill	$62,688	$61,205
Fleming’s Prime Steakhouse & Wine Bar	$98,465	$84,548
Combined U.S.	$74,903	$66,490
_________________
(1)For the four-week period March 29, 2021 through April 25, 2021.
(2)For the four-week period April 1, 2019 through April 28, 2019.

Recent Sales Trends - Brazil
Brazil sales have been impacted by a rise in COVID-19 cases that resulted in significantly reduced or closed in-restaurant dining capacity for a majority of the country. During this period, our restaurants primarily operated in an off-premises only model. In recent weeks, we have seen in-restaurant dining capacity begin to increase which has resulted in improving weekly sales volumes. In addition, São Paulo, which represents our largest market with 46% of stores, recently reopened in-restaurant dining at 25% capacity on April 24, 2021 providing optimism about the continued recovery.

The following table includes second quarter-to-date Brazil company-owned restaurant sales for the full weekly periods ended as indicated, comparable to fiscal year 2020:

	WEEK ENDED
	MARCH 7, 2021	MARCH 14, 2021	MARCH 21, 2021	MARCH 28, 2021	APRIL 4, 2021	APRIL 11, 2021	APRIL 18, 2021	APRIL 25, 2021
Comparable restaurant sales (stores open 18 months or more):
International
Outback Steakhouse - Brazil (1)	(42.2)%	(49.0)%	128.7%	209.1%	122.4%	126.3%	136.9%	159.0%

Average restaurant unit volumes (weekly):
International
Outback Steakhouse - Brazil (2)	$31,613	$23,488	$23,157	$21,181	$20,951	$25,466	$29,793	$35,182
_________________
(1)Excludes the effect of fluctuations in foreign currency rates.
(2)Translated at an average exchange rate of 5.63.

Refinancing of Credit Facility and Issuance of New Senior Notes
On April 16, 2021, we entered into two separate agreements that provide diversified funding sources and increased maturity to our capital structure.

•Entered into a five-year restated credit agreement with our lenders for a $1 billion credit facility consisting of a $200 million Term loan A and an $800 million revolving credit facility

•Issued $300 million of unsecured 5.125% senior notes due 2029

Q2 2021 Financial Outlook
The table below presents our expectations for selected fiscal Q2 2021 financial operating results. Our Outlook contemplates the following considerations:

•Continuing momentum in U.S. sales trends;

•Achieving ongoing operating efficiencies including labor benefits from simplification efforts, waste reduction and lower advertising; and

•Impact of restrictions on in-restaurant dining room capacity on Brazil sales and profits.

Selected Financial Data:	Q2 2021 Outlook
Total revenues	At least $1.030B

EBITDA (1)	At least $130M

GAAP diluted earnings per share (1)(2)	At least $0.54

Adjusted diluted earnings per share (1)(3)	At least $0.60
_________________
(1)Excludes charges related to the refinancing of our credit facility and issuance of senior notes. We anticipate excluding these charges from our adjusted results. See EBITDA outlook reconciliation later in this release.
(2)Assumes weighted average diluted shares of approximately 110 million, which includes the dilutive impact of shares issuable in excess of the convertible note principal and excludes the benefit of the convertible notes hedge.
(3)Assumes weighted average adjusted diluted shares of approximately 99 million, which includes the benefit of the convertible notes hedge.

Fiscal 2021 Financial Outlook
The Company remains focused on emerging from the pandemic a better, stronger, operations-focused company. We are reaffirming all aspects of our full-year guidance measures that were previously communicated in our February 18, 2021 earnings release. However, we are not providing any additional sales or profit guidance for the full-year due to the ongoing uncertainties related to the COVID-19 pandemic.

Conference Call
The Company will host a conference call today, April 29, 2021 at 8:30 AM EDT. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin, (vi) Adjusted segment income from operations and the corresponding margin and (vii) Earnings before interest, taxes, depreciation and amortization (“EBITDA”).

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables five, six, seven and ten included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates more than 1,450 restaurants in 47 states, Guam and 20 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Q2 2021 Financial Outlook” and “Fiscal 2021 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; the effects of the COVID-19 pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior, including, among others: the inability of workers, including delivery drivers, to work due to illness, quarantine, or government mandates, temporary restaurant closures and capacity restrictions due to reduced workforces or government mandates, the unemployment rate, the extent, availability and effectiveness of any COVID-19 stimulus packages or loan programs, the ability of our franchisees to operate their restaurants during the pandemic and pay royalties, and trends in consumer behavior and spending during and after the end of the pandemic; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; the effects of changes in tax laws; challenges associated with our remodeling, relocation and expansion plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the cost and availability of credit; interest rate changes; and compliance with debt covenants and the Company’s ability to make debt payments and planned investments. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	MARCH 28, 2021	MARCH 29, 2020
Revenues
Restaurant sales	$979,451	$996,237
Franchise and other revenues	8,022	12,100
Total revenues	987,473	1,008,337
Costs and expenses
Food and beverage costs	291,870	319,693
Labor and other related	274,638	309,269
Other restaurant operating	229,293	246,555
Depreciation and amortization	41,226	48,268
General and administrative	57,248	84,802
Provision for impaired assets and restaurant closings	2,200	41,318
Total costs and expenses	896,475	1,049,905
Income (loss) from operations	90,998	(41,568)
Other income (expense), net	21	(793)
Interest expense, net	(14,628)	(11,708)
Income (loss) before provision (benefit) for income taxes	76,391	(54,069)
Provision (benefit) for income taxes	6,593	(19,655)
Net income (loss)	69,798	(34,414)
Less: net income attributable to noncontrolling interests	936	197
Net income (loss) attributable to Bloomin’ Brands	68,862	(34,611)
Redemption of preferred stock in excess of carrying value	—	(3,496)
Net income (loss) attributable to common stockholders	68,862	(38,107)
Convertible senior notes if-converted method interest adjustment, net of tax	1,381	—
Diluted net income (loss) attributable to common stockholders	$70,243	$(38,107)

Earnings (loss) per share attributable to common stockholders:
Basic	$0.78	$(0.44)
Diluted	$0.63	$(0.44)

Weighted average common shares outstanding:
Basic	88,367	87,129
Diluted	110,641	87,129

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED
U.S. Segment	MARCH 28, 2021	MARCH 29, 2020
Revenues
Restaurant sales	$900,059	$884,889
Franchise and other revenues	4,859	9,608
Total revenues	$904,918	$894,497
Restaurant-level operating margin	19.2%	11.5%
Income from operations	$121,735	$11,379
Operating income margin	13.5%	1.3%
International Segment
Revenues
Restaurant sales	$79,392	$111,348
Franchise and other revenues	3,163	2,492
Total revenues	$82,555	$113,840
Restaurant-level operating margin	14.4%	18.5%
Income from operations	$3,537	$6,787
Operating income margin	4.3%	6.0%
Reconciliation of Segment Income from Operations to Consolidated Income (Loss) from Operations
Segment income from operations
U.S.	$121,735	$11,379
International	3,537	6,787
Total segment income from operations	125,272	18,166
Unallocated corporate operating expense (1)	(34,274)	(59,734)
Total income (loss) from operations	$90,998	$(41,568)
____________________
(1)The thirteen weeks ended March 29, 2020 includes $22.2 million of charges that were not allocated to our segments related to our transformational initiatives.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(dollars in thousands)	MARCH 28, 2021	DECEMBER 27, 2020
Cash and cash equivalents	$136,658	$109,980
Net working capital (deficit) (1)	$(658,994)	$(626,250)
Total assets	$3,285,324	$3,362,107
Total debt, net	$993,363	$1,036,480
Total stockholders’ equity	$45,405	$10,957
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 28, 2021	MARCH 29, 2020
Income (loss) from operations	$90,998	$(41,568)
Operating income (loss) margin	9.2%	(4.1)%
Less:
Franchise and other revenues	8,022	12,100
Plus:
Depreciation and amortization	41,226	48,268
General and administrative	57,248	84,802
Provision for impaired assets and restaurant closings	2,200	41,318
Restaurant-level operating income	$183,650	$120,720
Restaurant-level operating margin	18.8%	12.1%

U.S.	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 28, 2021	MARCH 29, 2020
Income from operations	$121,735	$11,379
Operating income margin	13.5%	1.3%
Less:
Franchise and other revenues	4,859	9,608
Plus:
Depreciation and amortization	33,645	37,640
General and administrative	21,092	30,880
Provision for impaired assets and restaurant closings	1,463	31,694
Restaurant-level operating income	$173,076	$101,985
Restaurant-level operating margin	19.2%	11.5%

International	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 28, 2021	MARCH 29, 2020
Income from operations	$3,537	$6,787
Operating income margin	4.3%	6.0%
Less:
Franchise and other revenues	3,163	2,492
Plus:
Depreciation and amortization	5,720	6,758
General and administrative	4,605	6,256
Provision for impaired assets and restaurant closings	707	3,344
Restaurant-level operating income	$11,406	$20,653
Restaurant-level operating margin	14.4%	18.5%

TABLE FIVE
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				FAVORABLE (UNFAVORABLE) CHANGE IN ADJUSTED YEAR TO DATE
	MARCH 28, 2021		MARCH 29, 2020
Consolidated:	REPORTED	ADJUSTED	REPORTED	ADJUSTED (1)
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Food and beverage costs	29.8%	29.8%	32.1%	31.5%	1.7%
Labor and other related	28.0%	28.0%	31.0%	31.0%	3.0%
Other restaurant operating	23.4%	23.4%	24.7%	25.0%	1.6%

Restaurant-level operating margin (2)	18.8%	18.8%	12.1%	12.5%	6.3%

Segments - Restaurant-level operating margin:
U.S. (2)	19.2%	19.2%	11.5%	11.7%	7.5%
International (2)	14.4%	14.4%	18.5%	20.2%	(5.8)%
_________________
(1)The table set forth below titled “Restaurant-level Operating Margin Adjustments” provides additional information regarding the adjustments for each period presented.
(2)The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

Restaurant-level Operating Margin Adjustments - Following is a summary of (favorable) unfavorable adjusted restaurant-level operating margin adjustments recorded in Other restaurant operating expense (unless otherwise noted below) for the following activities, as described in table six of this release:

THIRTEEN WEEKS ENDED
(dollars in millions)	MARCH 29, 2020
COVID-19 related costs (1)	$(6.2)
Restaurant and asset impairments and closing costs	2.8
Restaurant relocations and related costs	(0.1)
$(3.5)
_________________
(1)Adjustments recorded in Food and beverage costs. Includes $1.8 million of adjustments recorded in the international segment. All other adjustments were recorded within the U.S. segment.

TABLE SIX
BLOOMIN’ BRANDS, INC.
INCOME (LOSS) FROM OPERATIONS, NET INCOME (LOSS) AND DILUTED EARNINGS (LOSS) PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	MARCH 28, 2021	MARCH 29, 2020
Income (loss) from operations	$90,998	$(41,568)
Operating income (loss) margin	9.2%	(4.1)%
Adjustments:
COVID-19-related costs (1)	—	48,876
Severance and other transformational costs (2)	—	22,232
Restaurant relocations and related costs (3)	—	592
Legal and other matters	—	178
Restaurant and asset impairments and closing costs (4)	—	(2,797)
Total income (loss) from operations adjustments	$—	$69,081
Adjusted income from operations	$90,998	$27,513
Adjusted operating income margin	9.2%	2.7%

Net income (loss) attributable to common stockholders	$68,862	$(38,107)
Adjustments:
Income (loss) from operations adjustments	—	69,081
Total adjustments, before income taxes	—	69,081
Adjustment to provision for income taxes (5)	—	(21,995)
Redemption of preferred stock in excess of carrying value (6)	—	3,496
Net adjustments	—	50,582
Adjusted net income	68,862	12,475
Convertible senior notes if-converted method interest adjustment, net of tax (7)	1,381	—
Diluted net income (loss) attributable to common stockholders	$70,243	$12,475

Diluted earnings (loss) per share attributable to common stockholders (8)	$0.63	$(0.44)
Adjusted diluted earnings per share (8)(9)	$0.72	$0.14

Basic weighted average common shares outstanding	88,367	87,129
Diluted weighted average common shares outstanding (8)	110,641	87,963
Adjusted diluted weighted average common shares outstanding (8)(9)	95,448	87,963
_________________
(1)Costs incurred in connection with the COVID-19 pandemic, primarily consisting of fixed asset and right-of-use asset impairments, inventory obsolescence and spoilage, contingent lease liabilities and current expected credit losses.
(2)Severance, professional fees and other costs incurred as a result of transformational and restructuring activities.
(3)Asset impairment charges and accelerated depreciation incurred in connection with our relocation program.
(4)Includes a lease termination gain of $2.8 million.
(5)Income tax effect of the adjustments for the periods presented.
(6)Consideration paid in excess of the carrying value for the redemption of preferred stock of our Abbraccio subsidiary.
(7)Adjustment relates to the 2025 Notes weighted for the portion of the period prior to the Company’s election under the 2025 Notes indenture to settle the principal portion of its 2025 Notes in cash.
(8)Due to the GAAP net loss, the effect of dilutive securities was excluded from the calculation of GAAP diluted loss per share for the thirteen weeks ended March 29, 2020. For adjusted diluted earnings per share, the calculation includes 834 dilutive shares for the thirteen weeks ended March 29, 2020.
(9)For the thirteen weeks ended March 28, 2021, adjusted diluted weighted average common shares outstanding was calculated: (i) assuming our February 2021 election to settle the principal portion of the 2025 Notes in cash was in effect for the entire period and (ii) excluding the dilutive effect of 9,653 shares to be issued upon conversion of the notes to satisfy the amount in excess of the principal since our hedge offsets the dilutive impact of the shares underlying the 2025 Notes. The calculation of adjusted diluted earnings per share excludes the convertible senior notes interest adjustment.

Following is a summary of the financial statement line item classification of the net income (loss) adjustments:

THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 29, 2020
Food and beverage costs	$6,182
Other restaurant operating	(2,643)
Depreciation and amortization	407
General and administrative	24,224
Provision for impaired assets and restaurant closings	40,911
Provision (benefit) for income taxes	(21,995)
Redemption of preferred stock in excess of carrying value	3,496
Net adjustments	$50,582

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED
U.S. Segment	MARCH 28, 2021	MARCH 29, 2020
Income from operations	$121,735	$11,379
Operating income margin	13.5%	1.3%
Adjustments:
COVID-19-related costs (1)	—	42,979
Restaurant relocations and related costs (2)	—	592
Restaurant and asset impairments and closing costs (3)	—	(2,797)
Adjusted income from operations	$121,735	$52,153
Adjusted operating income margin	13.5%	5.8%

International Segment
Income from operations	$3,537	$6,787
Operating income margin	4.3%	6.0%
Adjustments:
COVID-19 related costs (1)	—	5,192
Adjusted income from operations	$3,537	$11,979
Adjusted operating income margin	4.3%	10.5%
_________________
(1)Costs incurred in connection with the COVID-19 pandemic, primarily consisting of fixed asset and right-of-use asset impairments, inventory obsolescence and spoilage, contingent lease liabilities and current expected credit losses.
(2)Asset impairment charges and accelerated depreciation incurred in connection with our relocation program.
(3)Includes a lease termination gain of $2.8 million.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	DECEMBER 27, 2020	OPENINGS	CLOSURES	MARCH 28, 2021
U.S.:
Outback Steakhouse
Company-owned	568	—	(1)	567
Franchised	138	—	(7)	131
Total	706	—	(8)	698
Carrabba’s Italian Grill
Company-owned	199	—	—	199
Franchised	21	—	—	21
Total	220	—	—	220
Bonefish Grill
Company-owned	180	—	—	180
Franchised	7	—	—	7
Total	187	—	—	187
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	63	1	—	64
Other
Company-owned (1)	5	1	—	6
U.S. total	1,181	2	(8)	1,175
International:
Company-owned
Outback Steakhouse - Brazil (2)	109	1	—	110
Other (1)(3)	33	1	—	34
Franchised
Outback Steakhouse—South Korea (3)	95	6	(1)	100
Other (1)	56	1	—	57
International total	293	9	(1)	301
System-wide total	1,474	11	(9)	1,476
____________________
(1)U.S. Company-owned and International Franchised Other each includes three fast-casual Aussie Grill locations as of March 28, 2021. International Company-owned Other includes two fast-casual Aussie Grill locations as of March 28, 2021.
(2)The restaurant counts for Brazil are reported as of November 30, 2020 and February 28, 2021, respectively, to correspond with the balance sheet dates of this subsidiary.
(3)As of March 28, 2021, we had 25 international dark kitchens that offer delivery only included in Franchised Outback Steakhouse - South Korea. In addition, we had one international dark kitchen location included within Company-owned Other as of March 28, 2021.

TABLE NINE
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED
	MARCH 28, 2021		MARCH 29, 2020
	Comparable to 2019 (1)	Comparable to 2020	Comparable to 2019
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more):
U.S. (2)
Outback Steakhouse	(5.8)%	4.1%	(9.5)%
Carrabba’s Italian Grill	(0.6)%	8.9%	(8.7)%
Bonefish Grill	(16.3)%	(2.9)%	(13.9)%
Fleming’s Prime Steakhouse & Wine Bar	(15.0)%	(2.3)%	(13.2)%
Combined U.S.	(7.3)%	3.3%	(10.4)%
International
Outback Steakhouse - Brazil (3)(4)	(16.8)%	(21.4)%	6.8%

Traffic:
U.S.
Outback Steakhouse	(9.5)%	0.9%	(10.4)%
Carrabba’s Italian Grill	(1.1)%	5.2%	(6.2)%
Bonefish Grill	(10.8)%	2.1%	(12.0)%
Fleming’s Prime Steakhouse & Wine Bar	(17.9)%	(5.3)%	(13.6)%
Combined U.S.	(8.3)%	1.7%	(9.9)%
International
Outback Steakhouse - Brazil (4)	(7.2)%	(14.2)%	8.4%

Average check per person (5):
U.S.
Outback Steakhouse	3.7%	3.2%	0.9%
Carrabba’s Italian Grill	0.5%	3.7%	(2.5)%
Bonefish Grill	(5.5)%	(5.0)%	(1.9)%
Fleming’s Prime Steakhouse & Wine Bar	2.9%	3.0%	0.4%
Combined U.S.	1.0%	1.6%	(0.5)%
International
Outback Steakhouse - Brazil (4)	(9.5)%	(6.4)%	(2.7)%
____________________
(1)Represents comparable restaurant sales, traffic and average check per person (decreases) increases relative to fiscal year 2019 for improved comparability due to the impact of COVID-19 on fiscal year 2020 restaurant sales.
(2)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(3)Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.
(4)Outback Steakhouse Brazil results are reported on a one-month lag and are presented on a calendar basis. Restaurant sales for Brazil during the first quarter of 2020 (through February 29, 2020) were not materially impacted by the COVID-19 pandemic.
(5)Average check per person includes the impact of menu pricing changes, product mix and discounts.

TABLE TEN
BLOOMIN’ BRANDS, INC.
EBITDA RECONCILIATION
(UNAUDITED)
THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 28, 2021
Net income attributable to common stockholders	$68,862
Provision for income taxes	6,593
Interest expense, net	14,628
Depreciation and amortization	41,226
EBITDA	$131,309

TABLE ELEVEN
BLOOMIN’ BRANDS, INC.
FISCAL 2021 SECOND QUARTER EBITDA OUTLOOK RECONCILIATION
(UNAUDITED)
(dollars in millions)
Net income attributable to common stockholders	At least $59M
Provision for income taxes	At least $12M
Interest expense, net	At least $17M
Depreciation and amortization	At least $42M
EBITDA	At least $130M

SOURCE: Bloomin’ Brands, Inc.